UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007 (June 7, 2007)

NEWSEARCH, INC.
 (Exact name of registrant as specified in its charter)

Colorado	0-30303	84-1255846
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 10th Street, Suite “A”, Boulder, Colorado	80302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 444-4957

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Mr. Robinson

Effective June 7, 2007, Travis Robinson resigned as a Director and from his position as the President of Newsearch, Inc. (the “Company”).

Appointment of Mr. Whitton

On June 8, 2007, Mr. Paul L. Whitton, age 61, was appointed President and a Director of the Company. Since 1988, Mr. Whitton has been the owner of JK, Inc., an environmental consulting company based in Houston, Texas. Mr. Whitton holds numerous patents relating to industrial environmental quality and is a nationally recognized speaker on abatement. Prior to 1988, he spent 22 years with Brown & Root Construction Company where he was an area superintendent for construction and maintenance of oil and gas refineries, nuclear power plants, and paper mills throughout the world, but primarily in the Mideast and United Kingdom. He was also a construction supervisor with Boeing Air and the Unites States Navy for four years. Mr. Whitton brings industrial plant management and construction experience, as well as his environmental expertise, to the Company.

Approval of 2007 Stock Incentive Plan

On June 11, 2007, the Company’s Board of Directors approved a 2007 Stock Incentive Plan (the “Plan”). The Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards, restricted stock units (awards of restricted stock, cash or a combination thereof), and dividend equivalent rights (collectively, the “Awards”) to officers, employees, directors, and consultants of the Company. In connection with the approval of the Plan, the Board reserved 5,000,000 shares of the Company’s common stock, $0.001 par value per share, for issuance under the Plan. The Plan will terminate at midnight on June 10, 2017.

The Plan shall be administered by the Board or a committee of the Board who shall have the authority to determine the type or types of Awards granted under the Plan. The Awards may be granted either alone, in addition to, or in tandem with, any other type of Award. The Board or the appointed committee of the Board shall determine (i) the number of shares of common stock, restricted stock, or restricted stock units to be subject to each Award; (ii) the time at which each Award is to be granted; (iii) the extent to which the transferability of shares of common stock issued or transferred pursuant to any Award is restricted; (iv) the fair market value of the common stock; (v) whether to accelerate the time of exercisability of any Award that has been granted; (vi) the period or periods and extent of exercisability of the options; and (vii) the manner in which an option becomes exercisable. In addition, the Board or appointed committee of the Board shall fix such other terms of each option, restricted stock award, or restricted stock units as it may deem necessary or desirable, and shall determine the form, terms, and provisions of each agreement to evidence each Award.

The Board of Directors has agreed to submit the Plan for approval to the Company’s shareholders at the upcoming Annual Meeting of Shareholders.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	2007 Stock Incentive Plan (included as Appendix F to the Preliminary Proxy Statement filed by the Company on June 11, 2007 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSEARCH, INC.

Signature: /s/ Kenneth Adessky
Name: Kenneth Adessky
Title: Chief Financial Officer and Secretary

Dated: June 12, 2007

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	2007 Stock Incentive Plan (included as Appendix F to the Preliminary Proxy Statement filed by the Company on June 11, 2007 and incorporated herein by reference).